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                                                                    EXHIBIT 99.2





                    [LETTERHEAD OF SALOMON SMITH BARNEY INC.]







The Board of Directors
Ameritrade Holding Corporation
4211 South 102nd Street
Omaha, Nebraska 68127

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex B to, and to the reference thereto under the caption "SUMMARY -- Opinions of Ameritrade's Financial Advisors" and "THE MERGER -- Opinions of Ameritrade's Financial Advisors" in, the Joint Proxy Statement/Prospectus of Ameritrade Holding Corporation ("Ameritrade") and Datek Online Holdings Corp. ("Datek") relating to the proposed merger involving Ameritrade and Datek, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Arrow Stock Holding Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                   By  /s/ Salomon Smith Barney Inc.
                                       -----------------------------------------
                                       SALOMON SMITH BARNEY INC.





New York, New York
May 17, 2002